Deer Consumer Products, Inc. Announces Record 2008 Financial Results –

NEW YORK, March 31/PRNewswire-Asia/

-	Revenues of $43.8 million, EPS of $.017, Anticipates Significant Earnings Growth in 2009 from Expanding Sales in the Chinese Domestic Markets
-	Revenue increased 31% to $43.8 million, strong sales growth in core products
-	Net income of $3.4 million
-	Anticipates significant earnings growth from domestic sales in 2009

Deer Consumer Products, Inc. (OTCBB: DCPI) (website: http://www.deerinc.com), a market leader in the design, manufacture and sale of home and kitchen electronic appliances targeting both international and Chinese domestic markets today announced audited 2008 financial results for the fiscal year ended December 31, 2008.

2008 Revenue:

•	Revenue of $43.8 million, an increase of 30.8% compared to 2007
•	Sales of company’s proprietary “Deer” branded products reached record levels due to the company’s marketing efforts in its domestic market
•	Overall sales growth was attributed to strong sales in core products, introduction of new products, and market share growth of its brand name products in the Chinese domestic markets

2008 Earnings:

•	Net income of $3.4 million
•	Earnings per Share of $0.17 on a fully diluted basis

Management Comments on 2008 Financial Performance and 2009 Outlook:

In 2008, Deer achieved a 30.8% growth in revenues due to increased international and domestic orders. Increased sales attest to the high quality of our products, our marketing strength and highly cooperative relationships that we have maintained with our new and returning customers. In addition to expanding our international sales under various global brands as a key supplier to global chain stores, we have started marketing   household kitchen appliances domestically under our own registered “Deer” brand. Sales growth from our own brand has been promising.

James Chiu, Deer's Chief Operating Officer commented: “We are pleased with Deer’s 2008 financial performance. In 2008, in addition to expanding international sales, we continued to execute on our strategy of broadening distribution channels targeting the Chinese domestic consumer markets. In 2009, we anticipate significant growth from domestic product sales. The Chinese consumers’ appetite towards home appliances has been increasing steadily despite the challenging global economy.”

Bill He, Deer’s CEO commented: “On the capital market front, Deer plans to apply for listing on the NASDAQ stock market in the near future as we believe an Exchange listing would broaden our investor base and better reflect our position as a global market leader in the manufacturing and marketing of home and kitchen electronics.”

About Deer Consumer Products, Inc.

Deer Consumer Products, Inc. is a U.S. public company headquartered in China. Supported by more than 103 patents, Deer is a market leader in the design, manufacture and sale of home and kitchen electric appliances targeting the vast Chinese domestic consumer markets as well as customers in more than 40 countries worldwide. Deer's product lines include blenders, juicers, pressure cookers and other home appliances designed to improve home lifestyles in today's fast paced society. With more than 100 global and domestic clients/branded products including Black & Decker, Ariete-Disney, Toastmaster, Magic Bullet, Back to Basics, and Wal-Mart, Deer has enjoyed rapid sales and earnings growth in recent years.

Safe Harbor Statement

All statements in this press release that are not historical are forward- looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ from the company's expectations. Deer's actual results may differ from its projections. Further, preliminary results are subject to normal year-end adjustments. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect Deer's current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in Deer's filings with the Securities and Exchange Commission.

Corporate Contact:
James Chiu
Chief Operating Officer
Deer Consumer Products, Inc.
Tel: +86-755-8602-8285
Email: James.chiu@deerinc.com

DEER CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2008 AND 2007

	2008	2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,782,026	$1,511,545
Restricted cash	200,099	450,385
Accounts receivable, net	8,560,465	3,491,235
Advances to suppliers	5,015,479	2,817,333
Other receivables	489,286	395,180
Short-term investments	29,340	136,647
Due from shareholder	-	1,383,124
Due from related party	331,267	-
Inventories	7,680,851	4,153,304
Other current assets	13,342	628,718

Total current assets	25,102,155	14,967,471

PROPERTY AND EQUIPMENT, net	11,291,202	8,576,102
CONSTRUCTION IN PROGRESS	892,897	302,160
INTANGIBLE ASSETS, net	404,125	387,541
OTHER ASSETS	39,689	42,008

TOTAL ASSETS	37,730,068	24,275,282

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	8,968,088	2,479,056
Other payables	760,632	564,820
Unearned revenue	3,305,966	69,591
Accrued payroll	168,282	134,301
Short-term loans	3,552,841	1,691,431
Due to shareholder	-	756,458
Advances to shareholder	-	509,139
Advances to related party	274,805	-
Notes payable	3,155,348	3,160,059
Tax and welfare payable	1,533,013	896,605

Total current liabilities	21,718,975	10,261,460

LONG-TERM LOAN	733,500	-

TOTAL LIABILITIES	22,452,475	10,261,460

STOCKHOLDERS' EQUITY:
Common Stock, $0.001 par value;
75,000,000 shares authorized; 22,600,000 and
18,050,000 shares issued and outstanding
as of December 31, 2008 and 2007, respectively	22,600	18,050
Additional paid-in capital	9,326,423	9,330,973
Development funds	542,701	343,232
Statutory reserve	1,085,403	686,464
Other comprehensive income	2,345,698	1,303,732
Retained earnings	1,954,768	2,331,371
Total stockholders' equity	15,277,593	14,013,822

TOTAL LIABILITIES AND STOCKHOLDERS'	37,730,068	24,275,282
EQUITY

DEER CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007

Net Revenue	$43,784,935	$33,476,259

Cost of Revenue	34,125,019	26,249,009

Gross profit	9,659,916	7,227,250

Operating expenses
Selling expenses	2,854,946	1,518,482
General and administrative expenses	2,566,634	1,788,025
Total operating expenses	5,421,580	3,306,507

Income from operations	4,238,336	3,920,743

Non-operating income (expense):
Financing costs	(247,901)	(194)
Interest income	13,870	18,524
Interest expense	(310,762)	(114,361)
Other income (expense)	40,216	64,698
Realized loss on trading securities	(34,873)	-
Unrealized gain on trading securities	-	57,043
Foreign exchange gain	959,943	90,707

Total non-operating income (expense)	420,493	116,417

Income before income tax	4,658,829	4,037,160

Income tax	1,302,045	615,568

Net income	3,356,784	3,421,592

Other comprehensive income

Foreign currency translation gain	1,041,966	822,146

Comprehensive Income	$4,398,750	$4,243,738

Weighted average shares outstanding :
Basic	19,533,425	18,050,000
Diluted	19,533,425	18,050,000

Earnings per share:
Basic	$0.17	$0.19
Diluted	$0.17	$0.19

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,356,784	$3,421,592
Adjustments to reconcile net income to net cash
used in operating activities:
Depreciation	1,199,578	795,531
Amortization	18,723	18,509
Loss on disposal of fixed assets	351,257	-
Realized loss on short-term investments	34,873	-
Unrealized loss on short-term investments	-	(57,043)
(Increase) / decrease in assets:
Accounts receivable	(7,821,066)	(2,423,876)
Other receivable	210,696	435,100
Inventories	(3,180,080)	(549,092)
Due from shareholder	1,454,375	(1,328,793)
Due from related party	(325,509)	-
Advances to suppliers	(1,965,833)	(251,437)
Tax rebate receivable	158,989	51,484
Other assets	215,234	(40,357)
Increase / (decrease) in current liabilities:
Accounts payable	6,205,438	(556,796)
Unearned revenue	3,175,324	(849,077)
Other payables	156,499	499,020
Due to related party	(795,427)	726,744
Accrued payroll	24,138	61,536
Tax and welfare payable	563,573	479,845

Net cash provided by operating activities	3,037,566	432,890

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(3,627,873)	(2,191,640)
Acquisition of intangible assets	(8,319)	(162,263)
Construction in process	(559,651)	111,835
Changes in restricted cash	276,966	(307,229)
Purchases of short-term investments	-	(131,280)
Proceeds from short-term investments	79,984	-

Net cash used in investing activities	(3,838,893)	(2,680,577)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	2,969,781	1,795,227
Proceeds from issuance of short-term loans	4,176,723	885,108
Payment on notes payable	(3,192,128)	-
Payment on notes short term loans	(2,464,203)	-
Change in advance to shareholder, net	(535,367)	424,397
Change in advance to related party, net	270,028	-
Proceeds from issuance of long-term note	720,750	-

Net cash provided by financing activities	1,945,584	3,104,732

Effect of exchange rate changes on cash and cash equivalents	126,224	75,476

NET INCREASE IN CASH & CASH EQUIVALENTS	1,270,481	932,521

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	1,511,545	579,024

CASH & CASH EQUIVALENTS, ENDING BALANCE	$2,782,026	$1,511,545

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$310,762	$113,356
Income taxes paid	$725,125	$112,743
Settlement of receivable as a deemed dividend	$3,314,979	-